                                  EXHIBIT 4.2

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF OMNIPOINT CORPORATION.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT

     PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH OMNIPOINT CORPORATION OR ANY AFFILIATE OF OMNIPOINT CORPORATION WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO OMNIPOINT CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
     (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT OMNIPOINT CORPORATION SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
     (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND
     (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                             OMNIPOINT CORPORATION
____
                         11 1/2% Senior Notes due 2009

                                                                 CUSIP _________

                                                                     $__________


          OMNIPOINT CORPORATION, a Delaware corporation (the "Company", which
                                                              -------
term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ________________________ dollars ($__________) on September 15,
2009.

          Interest Payment Dates: March 15 and September 15, commencing March 15, 2000.

          Regular Record Dates:  March 1 and September 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



Date:                                   OMNIPOINT CORPORATION,
                                         as Issuer

                                        By_________________________
                                        Name:
                                        Title:

                                        By_________________________
                                        Name:
                                        Title:



This is one of the 11 1/2% Senior Notes due 2009 described in the withinmentioned Indenture.

                                        HSBC BANK USA,
                                          as Trustee

                                        By_________________________
                                            Authorized Signatory

                             REVERSE SIDE OF NOTE



                             OMNIPOINT CORPORATION

                         11 1/2% Senior Note due 2009




          (1) Principal and Interest.  The Company promises to pay the principal
              ----------------------
of this Note on September 15, 2009.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at 11 1/2% per annum until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below.

          Interest and Liquidated Damages, if any, will be payable semiannually in arrears (to the holders of record of the Notes, as reflected in the Security Register at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing March 15, 2000.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium and Liquidated Damages, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Notes.

          (2) Method of Payment.  The Company will pay interest (except
              -----------------
defaulted interest) on the principal amount of the Notes as provided above and Liquidated Damages, if any, on each March 15 and September 15 to the Persons who are Holders (as reflected in the Security Register at the close of business on the March 1 and September 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer, registration of exchange, redemption or repurchase after such Regular Record Date. With respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after September 15, 2009.

          The Company will pay principal, premium and Liquidated Damages, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, City of New York. The Company, at its option, may pay principal, premium and Liquidated Damages, if any, and interest by its check payable in such money mailed to a Holder's registered address (as reflected in the Security Register), provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium and Liquidated Damages, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. If an Interest Payment Date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the day such payment was due and in the case of such payment no interest shall accrue for the intervening period.

          (3) Paying Agent and Registrar.  Initially, the Trustee will act as
              --------------------------
authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

          (4) Indenture; Limitations.  The Company issued the Notes under an
              ----------------------
Indenture, dated as of September 23, 1999 (the "Indenture"), between the Company
                                                ---------
and HSBC Bank USA, as trustee (the "Trustee").  Capitalized terms herein are
                                    -------
used as defined in the Indenture unless otherwise indicated. Reference is made to the Indenture and the Trust Indenture Act for a full, complete and detailed statement of the purposes for which the Notes are issued, the terms on which the Notes are issued, a description of the security pledged and assigned for payment of the Notes and the terms, provisions and conditions governing payment of the Notes and the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Trustee, the Paying Agent, the Registrar, the authenticating agent, Holders and the Company. The holder of this Note, by acceptance of this Note, is deemed to have agreed and consented to the terms and provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. If any provision of this Note conflicts with the Indenture, the terms of the Indenture control.

          The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $205,000,000.

          (5) Optional Redemption.  The Notes will be redeemable, at the
              -------------------
Company's option, in whole or in part, at any time or from time to time, on or after September 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12 month period commencing September 15, of the years set forth below:


                          Redemption
        Year                Price
        ----              ----------
2004                       105.750%
2005                       103.833%
2006                       101.917%
2007 and thereafter        100.000%

          In addition, at any time prior to September 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued, at any time as a whole or from time to time in part, with the proceeds of one or more Public Equity Offerings or sales of Capital Stock (other than Redeemable Stock) to one or more Strategic Equity Investors, each such Public Equity Offering or sale to Strategic Equity Investors resulting in Net Cash Proceeds of $50 million or more, at a redemption price (expressed as a percentage of principal amount) of 111.50%, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that after any such redemption at least 65% of the aggregate principal amount of Notes originally outstanding remains outstanding and each such redemption is effected not more than 60 days after the consummation of such Public Equity Offering or sale to Strategic Equity Investors.

          If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, provided that no Note of $1,000 in principal amount or less shall be redeemed in part. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Any notice mailed as provided herein and in the Indenture will be conclusively presumed to have been given whether or not actually received by any Holder. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price. A new Note in original amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

          (6) Repurchase upon Change of Control and Asset Sale.  The Company
              ------------------------------------------------
shall commence, within 30 days of the occurrence of a Change of Control

Event, and consummate an Offer to Purchase for all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the Payment Date. The Notes may also be subject to an Offer to Purchase in connection with an Asset Sale. Any Note delivered for payment of a purchase price shall be accompanied by an instrument in the form of the Option of the Holder to Elect Purchase below.

          (7) Denominations; Transfer; Exchange.  The Notes are in registered
              ---------------------------------
form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including a certificate in the form of the Certificate to be Delivered upon Exchange or Registration of Transfer of Securities below) and to pay any taxes, fees and/or other governmental charges required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption.

          (8) Persons Deemed Owners.  A Holder shall be treated as the owner of
              ---------------------
a Note for all purposes.

          (9) Unclaimed Money.  If money for the payment of principal, premium
              ---------------
and Liquidated Damages, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (10) Defeasance and Discharge Prior to Redemption or Maturity.  If the
               --------------------------------------------------------
Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes to redemption or maturity, and complies with certain other provisions of the Indenture relating thereto,
(i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes or (ii) certain provisions set forth in the Indenture will no longer be in effect with respect to the Notes.

          (11) Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

          (12) Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries, among other things, to (a) Incur additional Indebtedness, (b) make Restricted Payments, (c) use the proceeds from Asset Sales, (d) suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, (e) issue Capital Stock of Restricted Subsidiaries, (f) engage in transactions with certain stockholders and Affiliates, (g) suffer to exist or incur Liens, (h) Guarantee Indebtedness of the Company or (i) merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.

          (13) Successor Persons.  When a successor Person or other entity
               -----------------
assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

          (14) Defaults and Remedies.  An Event of Default is:  (a) defaults in
               ---------------------
the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise; (b) defaults in the payment of interest (or Liquidated Damages, if any) on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) defaults in the performance or breach of the provisions of Article V of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Sections 4.11 or 4.12 of the Indenture; (d) defaults in the performance of or breaches of any covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount greater than $10 million in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and/or (ii) the failure to make a principal payment and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance or indemnification by a Person other than the Company or a Restricted Subsidiary, which indemnity party is solvent and has acknowledged responsibility) (treating any deductibles, self-insurance or retention as not so covered) for the payment of money greater than $10 million in the aggregate for all such final judgments or orders shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged or bonded over, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged or bonded over to exceed $10 million during which a stay of enforcement of such final judgment or order by reason of a pending appeal or otherwise shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.


     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium and Liquidated Damages, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium and Liquidated Damages, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal amount of, premium and Liquidated Damages, if any, and interest on the Notes that have become due solely by such declaration of acceleration have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal amount of, premium and Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.


     The Indenture requires certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company is also obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

          (15) Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

          (16) No Recourse Against Others.  No incorporator or any past, present
               --------------------------
or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the Notes.

          (17) Authentication.  This Note shall not be entitled to any right or
               --------------
benefit under the Indenture, or be valid, or become obligatory for any purpose, until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

          (18) Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          (19) Additional Rights of Holders of Notes.  In addition to the rights
               -------------------------------------
provided under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of September 23, 1999, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          (20) CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (21) Governing Law.  The Indenture and the Notes shall be governed by
               -------------
the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to Omnipoint Corporation, 3 Bethesda Metro Center, Bethesda, MD 20814, Attention: Harry Plonskier.

                                Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     ----------------

                                    Your Signature:
                                                   --------------------------
                                    (Sign exactly as your name appears on the
                                     face of this Note)


                                    -----------------------------------------
                                    Signature                      Guarantee:

                       Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the box below:

          [ ] Section 4.11     [ ] Section 4.12


          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount you elect to have purchased: $
                                     --------


Date:                               Your Signature:
     ---------                                     --------------------------
                                    (Sign exactly as your name appears on the
                                     Note)

                                    -----------------------------------------
                                    Signature                      Guarantee:

                                    Tax Identification No:
                                                           ------------------

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                      Amount of decrease     Amount of increase          of this
                              in            in Principal Amount        Global Note          Signature of
                       Principal Amount           of this            following such      authorized officer
                           of this              Global Note           decrease (or         of Trustee or
                         Global Note                                   increase)             Custodian
 Date of Exchange
-----------------------------------------------------------------------------------------------------------